Exhibit 99.1

Benson Hill Announces First Quarter 2022 Financial Results

•Consolidated revenues increased 191 percent to $92.4 million driven by a nearly four-fold increase in Ingredients segment revenues.

•Dynamic market conditions further support the expected growth of the proprietary soy ingredients portfolio.

•Cash and marketable securities on hand were in line with the Company’s plan to fund the business into 2024.

•Management maintains its full-year 2022 guidance.

ST. LOUIS, MO – May 16, 2022 - Benson Hill, Inc. (the “Company” or “Benson Hill”), a food tech company unlocking the natural genetic diversity of plants, today announced operating and financial results for the quarter ended March 31, 2022

“We continued the momentum of last year with a solid first quarter, meeting or exceeding our revenue and margin expectations, due to continued strong performance by our team. The financial results reinforce our confidence in our full-year guidance,” said Matt Crisp, Chief Executive Officer of Benson Hill. “Meeting the needs of our customers is paramount during a time of historic macro-economic and geopolitical forces impacting global food security and affordability. The urgency to evolve the food system is intensifying, and we believe our innovations play a key role in delivering more sustainable and affordable food choices to consumers.”

First Quarter Results Compared to The Same Period of 2021

The impact of the mark-to-market timing differences on the profit and loss statement and reconciliation of non-GAAP financial measures can be found on pages 5 and 9, respectively.

•Revenues were $92.4 million, an increase of $60.6 million, or 191% led by robust growth in both the Ingredients and Fresh segments.

•Gross loss was $5.2 million, a decline in profitability of $5.8 million, which includes the net loss of $13.2 million from mark-to-market adjustments related to soybean and soybean product hedge contracts for purchases and sales. The impact in the first quarter resulted in a net realized loss of $5.0 million offsetting higher realized prices in the quarter. The remaining unrealized $8.2 million represents mark-to-market timing differences for expected future sales and purchases. When considering the effect of the timing of the mark-to-market adjustments, gross profit was $3.0 million.

•Operating expenses were $35.4 million, an increase of $14.6 million, which included higher costs to operate as a public company as well as $6.4 million for non-cash stock compensation and non-recurring costs including the recent PIPE transaction.

•Inclusive of the mark-to-market timing differences, the reported net loss was $16.6 million compared to a net loss of $22.3 million. Adjusted EBITDA was a loss of $28.8 million compared to a loss of $14.8 million.

•Cash and marketable securities on hand were $209.9 million as of March 31, 2022, which included gross proceeds of $85 million from the PIPE raise completed on March 25, 2022.

Ingredients Segment
•Revenues for the segment were $66.1 million, an increase of $51.9 million, or 365%. Proprietary soy revenues were $14 million, an increase of 161%, due to increased availability of ingredients, meal and oil products.

•Gross loss was $8.9 million, which includes the loss related to timing differences in the settlement of soybean future contracts and expected future sales. Excluding the economic hedge timing differences, performance in the quarter was in line with expectations driven by an increase in soy volume resulting from the acquisition of the Creston, IA and Seymour, IN crush facilities in the prior year, growth in the proprietary soy portfolio, and an increase in market prices.

•Inclusive of the mark-to-market timing differences, adjusted EBITDA for the segment was a loss of $14.8 million, an increase in loss of $8.0 million.

Fresh Segment
•Revenues for the segment were $26.3 million, an increase of $8.8 million, or 50%. The current inflationary environment for food and supply chain constraints contributed to better-than-expected pricing along with expected volume increases from the planned fresh produce production expansion.

•Gross profit was $3.7 million driven by higher volume and prices for fresh produce.

•Adjusted EBITDA was $2.2 million, which was an increase in segment profitability of $2.6 million.

Management Maintains 2022 Outlook
Management reaffirms the outlook for 2022, with consolidated revenues expected to be $315 million to $350 million, which includes Ingredients segment revenues of $250 million to $275 million and Fresh segment revenues of $65 million to $75 million. The drivers of the expected Ingredient segment revenues include proprietary soy ingredient portfolio revenues of $70 million to $80 million and legacy activity at the Creston facility between $90 million to $100 million.

Consolidated gross profit is expected to be in the range of $9 million to $13 million with gross margin improvement over 2021 as a result of expected sales of a broader soy portfolio and a reduction of high-cost third-party tolling expense. The Company expects high-single digit gross margins for the Fresh segment.

The Company expects a net loss of $148 million to $153 million and adjusted EBITDA to be a loss of $80 million to $85 million, which is a slightly greater loss than in 2021.

Finally, the Company expects use of cash to moderate in 2022 due to higher gross margins, lower Capex requirements and cost management efforts.

Webcast

A webcast of the earnings conference call will begin at 8:30 a.m. ET today. The link to participate is available on the Investor Relations page of the Company’s website.

About Benson Hill
Benson Hill moves food forward with the CropOS® platform, a cutting-edge food innovation engine that combines data science and machine learning with biology and genetics. Benson Hill empowers innovators to unlock nature’s genetic diversity from plant to plate, with the purpose of creating nutritious, great-tasting food and ingredient options that are both widely accessible and sustainable. More information can be found at bensonhill.com or on Twitter at @bensonhillinc.

Use of Non-GAAP Financial Measures
In this press release, the Company includes non-GAAP performance measures. The Company uses these non-GAAP financial measures to facilitate management's financial and operational decision-making, including evaluation of the Company’s historical operating results. The Company’s management believes these non-GAAP measures are useful in evaluating the Company’s operating performance and are similar measures reported by publicly listed U.S. competitors, and regularly used by securities analysts, institutional investors, and other interested parties in analyzing operating performance and prospects. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. By providing these non-GAAP measures, the Company’s management intends to provide investors with a meaningful, consistent comparison of the Company’s performance for the periods presented. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The Company's definition of these non-GAAP measures may differ from similarly titled measures of performance used by other companies in other industries or within the same industry.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company's reported results of operations, management strongly encourages investors to review the Company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures and the Company's definition of these non-GAAP measures is included in the tables accompanying this release.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events or the Company’s future financial or operating performance. These forward-looking statements include, among other things, statements regarding: the Company’s currently expected guidance regarding its full year 2022 consolidated revenues, revenues for its proprietary soy portfolio, revenues from legacy activity at the Creston facility, segment revenues, gross profit, gross margins, net loss, Adjusted EBITDA, and cash usage; the anticipated benefits of the Company’s March 2022 PIPE transaction and the capital raised thereby; financial or other information based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; expectations regarding the Company’s hedging and other risk management strategies, including expectations about future sales and purchases that relate to the Company’s mark-to-market adjustments; the Company’s strategies and plans for growth; the Company’s, positioning, resources, capabilities, and expectations for future performance; estimates and forecasts of financial and other performance metrics; projections of market opportunity; the Company’s outlook and financial and other guidance; and management’s strategy and plans for growth. In some cases, the reader can identify forward-looking statements by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words. Such forward-looking statements are based upon assumptions made by Benson Hill as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the Company’s ability to achieve anticipated benefits of recent business combinations, which may be affected by, among other things, competition, the ability of the combined company to grow and achieve growth profitably, maintain relationships with customers and suppliers, and retain its management and key employees; the ability to deploy capital, including capital raised in the PIPE transaction, in a manner that furthers Benson Hill’s growth strategy, as well as the general ability to execute the Company’s business plans; industry conditions, including fluctuations in supply, demand and prices for agricultural commodities; the effects of weather conditions and the outbreak of crop disease on our business; global and regional economic, agricultural, financial and commodities market, political, social and health conditions; the effectiveness of our risk management strategies; the transition to becoming a public company; and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. Forward-looking statements are also subject to the risks and other issues described above under “Use of Non-GAAP Financial Measures,” which could cause actual results to differ materially from current expectations included in the Company’s forward-looking statements included in this press release. Nothing in this press release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward looking statements will be achieved, including without limitation any expectations about our operational and financial performance or achievements through and including 2024. There may be additional risks about which the Company is presently unaware or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it expressly disclaims any duty to update these forward-looking statements, except as otherwise required by law.

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Contacts
Investors: Ruben Mella: (314) 714-6313 / rmella@bensonhill.com
Media: Melanie Bernds: (314) 605-6363 / mbernds@bensonhill.com

Benson Hill, Inc.
Material Items Included in Consolidated Revenues and Cost of Sales
(In Thousands)
Currently, the Company does not seek cash flow hedge accounting treatment for its derivative financial instruments and thus changes in fair value are reflected in current earnings.
Mark-to-market timing difference comprises the estimated net temporary impact resulting from unrealized period-end gains/losses associated with the fair valuation of futures contracts associated with our committed future operating capacity. The impact of these mark-to-market timing differences, which is expected to reverse over time due to the related futures contracts being part of an economically hedged position, is not representative of the operating performance of the Company.
The Company acquired sales and purchase contracts in the acquisition of the Company’s Creston, Iowa location which were recorded at fair value in purchase accounting and are being amortized to revenues and cost of sales as the physical contracts are settled. These contracts are not accounted for as derivatives and therefore are not marked to market.
The tables below show the amounts of pre-tax gains and losses related to the Company’s derivatives and contract assets and liabilities:

	Three Months Ended March 31, 2022

		Open Mark-to Market Timing Differences
	Reported	Impact	Excluding
Revenues	$92,445	$5,002	$97,447
Ingredients Segment	66,074	5,002	71,076
Fresh Segment	26,319	—	26,319
Unallocated Other	52	—	$52
Gross (loss) profit	$(5,222)	$8,181	$2,959
Total operating expenses	$35,430	$—	$35,430
Reported net loss	$(16,576)	$8,181	$(8,395)
Adjusted EBITDA	$(28,848)	$8,181	$(20,667)
•The $8.2 million impact to gross profit represents the net temporary unrealized period-end loss. The impact on revenues and cost of sales was $5.0 million and $3.2 million, respectively. Management expects the loss to reverse primarily in the second and third quarters of 2022.
•The amortization of acquired sales and purchase contracts was $0.6 million in the quarter.
•See adjusted EBITDA reconciliation on page 9.

Benson Hill, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)

	March 31,	December 31,
	2022	2021
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$103,977	$78,963
Marketable securities	105,934	103,689
Accounts receivable, net	34,818	31,729
Inventories, net	54,700	48,724
Prepaid expenses and other current assets	20,687	20,253
Total current assets	320,116	283,358
Property and equipment, net	126,696	126,885
Right of use asset, net	74,521	77,452
Goodwill and intangible assets, net	43,181	42,664
Other assets	4,514	4,538
Total assets	$569,028	$534,897

	March 31,	December 31,
	2022	2021
	(Unaudited)
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$31,171	$35,508
Revolving line of credit	1,857	47
Current lease liability	2,490	2,422
Current maturities of long-term debt	14,178	6,934
Accrued expenses and other current liabilities	21,484	26,771
Total current liabilities	71,180	71,682
Long-term debt	75,696	77,170
Long-term lease liability	78,357	79,154
Warrant liabilities	36,809	46,051
Conversion option liability	12,888	8,783
Deferred tax liabilities	287	294
Other non-current liabilities	317	316
Total liabilities	275,534	283,450
Stockholders’ equity:
Redeemable convertible preferred stock, $0.0001 par value; 1,000 and 1,000 shares authorized, 0 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	—	—
Common stock, $0.0001 par value, 440,000 and 440,000 shares authorized, 205,069 and 178,089 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	21	18
Additional paid-in capital	594,345	533,101
Accumulated deficit	(297,145)	(280,569)
Accumulated other comprehensive loss	(3,727)	(1,103)
Total stockholders’ equity	293,494	251,447
Total liabilities and stockholders’ equity	$569,028	$534,897

Benson Hill, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In Thousands, Except Per Share Information)

	Three Months Ended March 31,
	2022	2021
Revenues	$92,445	$31,802
Cost of sales	97,667	31,233
Gross (loss) profit	(5,222)	569
Operating expenses:
Research and development	12,306	7,127
Selling, general and administrative expenses	23,124	13,733
Total operating expenses	35,430	20,860
Loss from operations	(40,652)	(20,291)
Other (income) expense:
Interest expense, net	6,388	1,258
Change in fair value of warrants	(31,741)	1,016
Other income, net	1,316	(218)
Total other (income) expense, net	(24,037)	2,056
Net loss before income tax	(16,615)	(22,347)
Income tax (benefit) expense	(39)	—
Net loss	$(16,576)	$(22,347)
Net loss per common share:
Basic and diluted loss per common share	$(0.10)	$(0.21)
Weighted average shares outstanding:
Basic and diluted weighted average shares outstanding	160,711	108,757

Benson Hill, Inc.
Condensed Consolidated Statements of Comprehensive Loss (Unaudited)
(In Thousands)

	Three Months Ended March 31,
	2022	2021
Net loss	$(16,576)	$(22,347)
Foreign currency:
Comprehensive loss	(65)	(71)
	(65)	(71)
Marketable securities:
Comprehensive loss	(3,766)	(87)
Adjustments for net income (losses) realized in net loss	1,207	(47)
	(2,559)	(134)
Total other comprehensive loss	(2,624)	(205)
Total comprehensive loss	$(19,200)	$(22,552)

Benson Hill, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In Thousands)

	Three Months Ended March 31,
	2022	2021
Operating activities
Net loss	$(16,576)	$(22,347)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,404	2,591
Stock-based compensation expense	5,683	647
Bad debt expense	156	—
Change in fair value of warrants and conversion option	(31,741)	1,016
Accretion and amortization related to financing activities	2,907	344
Other	4,026	81
Changes in operating assets and liabilities:
Accounts receivable	(3,245)	(3,980)
Inventories	(5,054)	(2,508)
Prepaid expenses and other current assets	(540)	(4,231)
Accounts payable	(7,540)	641
Accrued expenses	(6,672)	203
Net cash used in operating activities	(53,192)	(27,543)
Investing activities
Purchases of marketable securities	(84,991)	(34,666)
Proceeds from maturities of marketable securities	4,575	1,755
Proceeds from sales of marketable securities	73,196	76,064
Payments for acquisitions of property and equipment	(3,360)	(13,713)
Payment made in connection with business acquisitions	(1,034)	—
Net cash (used in) provided by investing activities	(11,614)	29,440
Financing activities
Principal payments on debt	(1,316)	(618)
Proceeds from issuance of debt	4,078	—
Borrowing under revolving line of credit	5,726	6,676
Repayments under revolving line of credit	(3,916)	(2,352)
Repayments of financing lease obligations	(290)	(85)
Payment of deferred offering costs	—	(408)
Contributions from PIPE Investment, net of transaction costs of $18	84,967	—
Proceeds from the exercise of stock options and warrants	636	52
Net cash provided by financing activities	89,885	3,265
Effect of exchange rate changes on cash	(65)	(71)
Net increase in cash and cash equivalents	25,014	5,091
Cash and cash equivalents, beginning of period	78,963	9,743
Cash and cash equivalents, end of period	$103,977	$14,834

Supplemental disclosure of cash flow information
Cash paid for taxes	$—	$—
Cash paid for interest	$2,473	$1,488
Supplemental disclosure of non-cash activities
PIPE Investment issuance costs included in accrued expenses and other current liabilities	$4,143	$—
Purchases of property and equipment included in accounts payable and accrued expenses and other current liabilities	$3,104	$802
Purchases of inventory included in accounts payable and accrued expenses and other current liabilities	$2,776	$—

Benson Hill, Inc.
Supplemental Schedules - Segment Information and Non-GAAP Reconciliation
(Dollar Amounts in Thousands)

The Company defines and calculates adjusted EBITDA as consolidated net loss before net interest expense, income tax provision, and depreciation and amortization, further adjusted to exclude stock-based compensation, and the impact of significant non-recurring items.

Three Months Ended March 31, 2022	Revenue	Adjusted EBITDA
Ingredients	66,074	(14,783)
Fresh	26,319	2,228
Unallocated and other	52	(16,293)
Total segment results	$92,445	$(28,848)
Adjustments to reconcile consolidated net loss to Adjusted EBITDA:

Consolidated net loss	$(16,576)
Interest expense, net	6,388
Income tax expense (benefit)	(39)
Depreciation and amortization	5,404
Stock-based compensation	5,683
Change in fair value of warrants and conversion option	(31,741)
Other nonrecurring costs, including acquisition and integration costs	18
Non-recurring SOX readiness costs	212
PIPE Investment transaction costs	705
Severance expense	165
Fresh segment restructuring expense	933
Total Adjusted EBITDA	$(28,848)

Three Months Ended March 31, 2021	Revenue	Adjusted EBITDA
Ingredients	$14,195	$(6,788)
Fresh	17,564	(337)
Unallocated and other	43	(7,722)
Total segment results	$31,802	$(14,847)
Adjustments to reconcile consolidated net loss to Adjusted EBITDA:

Consolidated net loss	$(22,347)
Interest expense, net	1,258
Income tax (expense) benefit	—
Depreciation and amortization	2,591
Stock-based compensation	647
Change in fair value of warrants	1,016
Other non-recurring costs, including acquisition costs	(218)
Non-recurring public company readiness costs	$2,206
Total Adjusted EBITDA	$(14,847)

Benson Hill, Inc.
Supplemental Schedules – 2022 Non-GAAP Reconciliation
(Dollar Amounts in Thousands)

Adjustments to reconcile estimated 2022 consolidated net loss to estimated Adjusted EBITDA:

2022 Estimate
Consolidated net loss	$ (148,000) – (153,000)
Interest expense, net	23,000
Depreciation and amortization	23,000
Stock-based compensation	21,000
Other non-recurring costs	1,000
Total Adjusted EBITDA	$ (80,000) – (85,000)